EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

Pinnacle Entertainment, Inc.
330 Brand Boulevard
Suite 1100
Glendale, California 91203

We consent to the incorporation by reference in the registration statements of Pinnacle Entertainment, Inc. on Form S-8 of our report dated June 10, 2002, on our audit of the financial statements and supplemental schedules of the Pinnacle Entertainment, Inc. 401(k) Investment Plan as of December 31, 2001 and for the year then ended, which report is included in the Annual Report on Form 11-K.

/S/    HOLTHOUSE CARLIN & VAN TRIGT LLP

Holthouse Carlin & Van Trigt LLP
Westlake Village, California
June 10, 2002